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                                                                      EXHIBIT 21
                         CATALINA MARKETING CORPORATION
                           SUBSIDIARIES OF REGISTRANT
                                 MARCH 31, 1998

Catalina Marketing Sales Corporation,
         a Delaware corporation

Catalina Marketing Retail Sales Corporation, a Delaware corporation

Catalina Marketing International, Inc.,
         a Delaware corporation

Catalina Marketing Worldwide, Inc.,
         a Delaware corporation

Catalina Electronic Clearing Services, Inc., a Delaware corporation

Catalina Marketing of Mexico, Inc.,
         a Delaware corporation

Catalina Marketing de Mexico, S.A. de C.V., a Mexican corporation

Reembolsos Promocionales de Mexico, S.A. de C.V., a Mexican corporation

Catalina Marketing of France, Inc.,
         a Delaware corporation

Catalina Marketing de France, S.A.,
         a French corporation

Catalina Marketing U.K., Inc.,
         a Delaware corporation

Catalina Marketing U.K., Ltd.,
         a United Kingdom corporation

Catalina Marketing of Iberia, Inc.,
         a Delaware corporation

Health Resources Publishing Company,
         a Delaware corporation

SuperMarkets Online, Inc.,
         a Delaware corporation

Catalina-Pacific Media, L.L.C.,
         a Delaware limited liability company

Pacific Media, K.K.,
         a Japanese corporation